Exhibit 99.1

Olo Announces Fourth Quarter and Full Year 2021 Financial Results
Full-Year 2021 Revenue of $149.4 million, up 52% Year-over-Year
Fourth-Quarter Revenue of $40.0 million, up 31% Year-over-Year on Continued Active Location and Module Adoption Growth
New York, New York - February 23, 2022 - Olo Inc. (NYSE:OLO), a leading on-demand commerce platform powering the restaurant industry’s digital transformation, today announced financial results for the fourth quarter and full year ended December 31, 2021.

“2021 was a great year for Olo. We grew annual revenues by more than 50%, expanded ARPU by 16% to more than $2,000 per year, surpassed more than $20 billion in Gross Merchandise Value for the year, successfully completed our IPO, and closed our first strategic acquisition. We ended the year with our platform connecting approximately 79,000 active restaurant locations across more than 500 restaurant brands to more than 200 technology partners and more than 85 million consumers who have ordered over the platform this past year.” said Noah Glass, Olo’s Founder and CEO.

“I believe that the work conducted in 2021, and continuing throughout 2022, will further establish Olo as the most critical platform that restaurants will need for the future,” continued Mr. Glass.
Fourth-Quarter Financial and Other Highlights
•Total revenue increased 31% year-over-year to $40.0 million.
•Platform revenue increased 33% year-over-year to $38.9 million.
•Gross profit increased 25% year-over-year to $31.5 million, or 79% of total revenue.
•Non-GAAP gross profit increased 27% year-over-year to $32.6 million, or 82% of total revenue.
•Operating loss was $6.8 million, or 17% of total revenue, compared to operating income of $5.5 million a year ago.
•Non-GAAP operating income was $4.3 million, or 11% of total revenue, compared to $7.6 million a year ago.
•Net loss was $2.1 million or $(0.01) per share, compared to net loss of $3.0 million or $(0.13) per share a year ago.
•Non-GAAP net income was $4.2 million or $0.02 per diluted share, compared to non-GAAP net income of $7.6 million or $0.34 per diluted share a year ago.
•Cash and cash equivalents were $514.4 million, as of December 31, 2021.
•Ending active locations increased 23% year-over-year to approximately 79,000.
•Average revenue per unit (ARPU) increased 7% year-over-year to approximately $504.
•Dollar-based net revenue retention (NRR) remained over 120%.
A reconciliation of GAAP to non-GAAP financial measures is provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Metrics”.
Fourth-Quarter and Recent Business Highlights
•Olo launched commercial availability of Olo Pay, a fully-integrated payment platform enabling restaurants to grow and protect their digital business. Brixx Pizza, Granite City Food & Brewery, WaBa Grill, and others piloted the solution in 2021, and have praised the benefits of Olo Pay in helping enhance the consumer experience and streamline in-house operations.
•Olo announced that the company plans to develop borderless payment capabilities this year, allowing customers to securely speed through checkout at any participating restaurant within the Olo Pay network with a single click. This has the potential to remove friction for more than 85 million consumers that have ordered over the platform this past year, and across the more than 500 brands using Olo today, helping to increase basket conversion rates, retention, visit frequency, spend and improve the overall consumer experience. Noodles & Company, a national fast-casual restaurant, will add Olo Pay to their existing Olo technology stack, further enabling the Noodles & Company’s on-demand commerce solutions.
•Olo expanded relationships with existing brands, including several restaurants adding the Olo Network module to their existing Olo solutions. Notable brands include BJs, Miller’s Ale House, Fuzzy’s Taco Shop, Hacienda Colorado, Jack

Stack Barbecue, Tijuana Flats, and Uncle Julio’s, demonstrating the extensibility of the Olo platform and the attractiveness of providing restaurant brands with new ordering channels as a means to strengthen and expand their direct ordering relationships.
•Olo continued to service and expand the presence of virtual brands on the platform, including Applebee’s Cosmic Wings, as well as Virtual Dining Concepts adding Mario’s Tortas and Pauly D’s Italian Sub. Virtual brands continue to represent an emerging digital and delivery-only service model that allows Olo’s customers to leverage their operations to maximize revenue per square foot.
•Olo continued its commitment to the Pledge 1% movement, in which Olo committed 1% of Olo’s time, product, and equity, to Olo for Good initiatives. This quarter, Olo launched its first non-profit partner, Emma’s Torch, a woman-founded fast-casual restaurant that provides refugees, asylees, and survivors of human trafficking with culinary training, English as a Second Language classes, and interview preparation. Olo is waiving fees for Emma’s Torch’s use of Ordering and Dispatch modules.
Omnivore Acquisition
On February 20, 2022, Olo signed a definitive agreement to acquire Omnivore Technologies, Inc., a restaurant technology provider that connects restaurants’ Point of Sale, or POS, systems with technologies that improve efficiency and increase profitability. Through the acquisition, restaurant brands will gain access to additional POS integration capabilities, new on-premise and payment features, and an expanded technology partner network. The acquisition will broaden Olo’s platform capabilities and allow restaurants to connect to apps and technologies that streamline operations, improve efficiency, enhance guest experience, and increase profitability. The transaction is expected to close in the first quarter of 2022 and is subject to the satisfaction of customary closing conditions. Omnivore’s expected contribution to Olo’s 2022 financial results is included in the Financial Outlook section below.
Financial Outlook
As of February 23, 2022, Olo is issuing the following outlook for the first quarter of 2022 and fiscal year 2022:
For the first quarter of 2022, Olo expects to report:
•Revenue in the range of $41.5 million to $42.0 million; and
•Non-GAAP operating income in the range of $0.6 million to $1.0 million.

For the fiscal year 2022, Olo expects to report:
•Revenue in the range of $194.0 million to $196.0 million; and
•Non-GAAP operating income in the range of $7.4 million to $9.0 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Olo’s control. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in Olo’s operating results may be particularly pronounced in the current economic environment due to the uncertainty caused by, and the unprecedented nature of, the ongoing COVID-19 pandemic, the severity, duration, and ultimate impact of which is difficult to predict at this time. While Olo has benefited from the acceleration of demand for off-premise dining during the COVID-19 pandemic, Olo’s business and financial results could be materially adversely affected in the future if off-premise dining declines. The situation regarding COVID-19 remains uncertain and could change rapidly, and Olo will continue to evaluate its potential impact on its business.

Webcast and Conference Call Information
Olo will host a conference call today, February 23, 2022 at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website (www.olo.com), and a replay will be available on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the investor relations section of the Company website at investors.olo.com, and the Company’s Twitter account @Olo in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo
Olo is a leading on-demand commerce platform powering the restaurant industry’s digital transformation. Millions of orders per day run on Olo’s enterprise SaaS engine, enabling brands to maximize the convergence of digital and brick-and-mortar operations. The Olo platform provides the infrastructure to capture demand and manage consumer orders from every channel. With integrations to over 200 technology partners, Olo customers can build digital experiences with the largest and most flexible restaurant commerce ecosystem on the market. Over 500 restaurant brands use Olo to grow digital sales, maximize profitability, and preserve direct consumer relationships. Learn more at olo.com.
Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com
646.389.2754

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us against our peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across our peer group.

A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit/margin (and as a percentage of revenue), non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP operating income (and as a percentage of revenue), non-GAAP net income (loss) (and as a percentage of revenue and on a per share basis) and free cash flow.

We adjust our GAAP financial measures for the following items to calculate one or more of our non-GAAP financial measures (other than free cash flow): stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), equity expense related to charitable contributions, internally developed software amortization (non-cash expense), change in fair value of warrants, transaction costs, and related income tax impacts.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Olo’s stock price. Olo expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from non-GAAP operating income (loss) because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses can vary significantly between periods as a result of the timing of new stock-based awards.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internally developed software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. The reduction of capital expenditures facilitates comparisons of our liquidity on a period-to-period basis and excludes items that we do not consider to be indicative of our liquidity. In addition, we believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Business Metrics

In addition, we also use the following key business metrics to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Active Locations: We define active locations as a unique restaurant location that is utilizing one or more of our modules at the end of a quarterly period. We believe that active location count is an important metric that demonstrates the growth and scale of our overall business and reflects our ability to attract, engage, and monetize our customers and thereby drive revenue, as well as provides a base to expand usage of our modules.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that measures monetization of our platform and demonstrates our ability to grow within our customer base through the development of products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.
Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.

We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the first quarter of 2022 and the full year 2022, statements regarding the ongoing importance of digital experiences to the restaurant industry, our future performance and our growth and market opportunities, including expected financial results for the first quarter and fiscal year 2022, our business strategy, our ability to sustain our profitability, customer adoption of our products and expectations for capturing market share and our delivery of new products or product features, the anticipated closing of Olo’s planned acquisition of Omnivore and the realization of any anticipated benefits in connection with the proposed acquisition, and expectations regarding the impact of the COVID-19 pandemic on our business and industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the impact and duration of the ongoing COVID-19 pandemic on our business, the business of our customers and economic conditions; our focus on the long-term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; competition; changes in the amount and mix of transactions facilitated through our platform; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans; future changes to our pricing model; changes in management; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Olo or Omnivore to terminate the acquisition agreement or could otherwise cause the transactions contemplated therein to fail to close; failure to satisfy closing conditions in the Omnivore acquisition; difficulties and delays in integrating Omnivore’s business; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of the ongoing COVID-19 pandemic on our customers’ spending decisions and consumer ordering behavior particularly as COVID-19 associated restrictions abate. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results and forward looking statements are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our other SEC filings, which are available on the Investor Relations page of our website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of December 31, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$514,445	$75,756
Accounts receivable, net	42,319	45,641
Contract assets	568	356
Deferred contract costs	2,567	1,830
Prepaid expenses and other current assets	5,718	1,661
Total current assets	565,617	125,244
Property and equipment, net	3,304	2,241
Intangible assets, net	19,635	—
Goodwill	162,956	—
Contract assets, noncurrent	387	503
Deferred contract costs, noncurrent	3,616	3,346
Deferred offering costs	—	2,792
Other assets, noncurrent	361	298
Total assets	$755,876	$134,424
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,184	$9,104
Accrued expenses and other current liabilities	45,395	42,578
Unearned revenue	1,190	585
Redeemable convertible preferred stock warrant liability	—	19,735
Total current liabilities	48,769	72,002
Unearned revenue, noncurrent	3,014	435
Deferred rent, noncurrent	2,171	2,402
Other liabilities, noncurrent	172	329
Total liabilities	54,126	75,168
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value, zero and 60,509,120 authorized at December 31, 2021 and December 31, 2020 and; zero and 58,962,749 issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	111,737
Stockholders’ deficit:
Class A common stock, $0.001 par value; 1,700,000,000 and zero shares authorized at December 31, 2021 and December 31, 2020; 78,550,530 and zero shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at December 31, 2021 and December 31, 2020; 79,149,659 and 22,320,286 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively.	158	22
Preferred stock, $0.001 par value; 20,000,000 and zero shares authorized at December 31, 2021 and December 31, 2020, respectively.	—	—
Additional paid-in capital	813,166	16,798
Accumulated deficit	(111,574)	(69,301)
Total stockholders’ equity (deficit)	701,750	(52,481)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$755,876	$134,424

OLO INC.
Condensed Consolidated Statement of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Platform	$38,913	$29,239	$144,446	$92,764
Professional services and other	1,046	1,308	4,922	5,660
Total revenue	39,959	30,547	149,368	98,424
Cost of revenue:
Platform	7,153	4,143	25,572	14,334
Professional services and other	1,300	1,143	5,258	4,334
Total cost of revenue	8,453	5,286	30,830	18,668
Gross profit	31,506	25,261	118,538	79,756
Operating expenses:
Research and development	16,046	10,192	58,918	32,907
General and administrative	16,591	7,072	69,625	22,209
Sales and marketing	5,706	2,456	17,971	8,545
Total operating expenses	38,343	19,720	146,514	63,661
(Loss) income from operations	(6,837)	5,541	(27,976)	16,095
Other income (expenses), net:
Interest expense	—	—	—	(157)
Other income, net	100	13	77	28
Change in fair value of warrant liability	—	(8,463)	(18,930)	(12,714)
Total other income (expenses), net	100	(8,450)	(18,853)	(12,843)
(Loss) income before taxes	(6,737)	(2,909)	(46,829)	3,252
(Benefit) provision for income taxes	(4,666)	47	(4,556)	189
Net (loss) income and comprehensive (loss) income	$(2,071)	$(2,956)	$(42,273)	$3,063
Accretion of redeemable convertible preferred stock to redemption value	—	(18)	(14)	(70)
Undeclared 8% dividend on participating securities	—	—	—	(2,993)
Net loss attributable to Class A and Class B common stockholders	$(2,071)	$(2,974)	$(42,287)	$—
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.01)	$(0.13)	$(0.34)	$—
Diluted	$(0.01)	$(0.13)	$(0.34)	$—
Weighted-average Class A and Class B common shares outstanding:
Basic	154,590,978	22,108,775	123,822,838	20,082,338
Diluted	154,590,978	22,108,775	123,822,838	20,082,338

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating activities
Net (loss) income	$(42,273)	$3,063
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,615	673
Stock-based compensation	29,880	5,380
Stock-based compensation in connection with vesting of Stock Appreciation Rights	2,847	—
Charitable donation of Class A common stock	13,107	—
Bad debt expense	364	614
Change in fair value of warrants	18,930	12,714
Deferred income tax benefit	(4,896)	—
Changes in operating assets and liabilities:
Accounts receivable	3,734	(31,526)
Contract assets	(96)	(130)
Prepaid expenses and other current assets	(2,837)	(158)
Deferred contract costs	(1,007)	(2,023)
Accounts payable	(6,820)	2,701
Accrued expenses and other current liabilities	1,603	29,294
Deferred rent	(232)	612
Unearned revenue	2,259	(446)
Other liabilities, noncurrent	75	—
Net cash provided by operating activities	16,253	20,768
Investing activities
Purchases of property and equipment, including capitalized software	(1,845)	(1,273)
Acquisition, net of cash acquired	(75,227)	—
Net cash used in investing activities	(77,072)	(1,273)
Financing activities
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts	485,541	—
Cash received for employee payroll tax withholdings	46,956	—
Cash paid for employee payroll tax withholdings	(46,956)	—
Surrender of common stock for withholding tax purposes	—	(1,387)
Proceeds from line of credit	—	15,000
Repayment of line of credit	—	(18,500)
Proceeds from exercise of warrants	392	—
Payment of deferred finance costs	(136)	—
Payment of deferred offering costs	(4,124)	(2,154)
Proceeds from exercise of stock options and purchases under the employee stock purchase plan	17,835	2,601
Proceeds from issuance of preferred stock	—	50,000
Costs incurred from issuance of preferred stock	—	(234)
Net cash provided by financing activities	499,508	45,326
Net increase in cash and cash equivalents	438,689	64,821
Cash and cash equivalents, beginning of year	75,756	10,935
Cash and cash equivalents, end of year	$514,445	$75,756

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$31,760	$25,096	$118,874	$78,430
Plus: Stock-based compensation expense	763	208	2,705	556
Plus: Internally developed software amortization	166	186	579	316
Plus: Transaction costs	9	—	9	—
Platform gross profit, non-GAAP	32,698	25,490	122,167	79,302
Services gross profit, GAAP	(254)	165	(336)	1,326
Plus: Stock-based compensation expense	112	52	474	124
Plus: Transaction costs	45	—	45	—
Services gross profit, Non-GAAP	(97)	217	183	1,450
Total gross profit, GAAP	31,506	25,261	118,538	79,756
Total gross profit, non-GAAP	32,601	25,707	122,350	80,752
Platform gross margin, GAAP	82%	86%	82%	85%
Platform gross margin, non-GAAP	84%	87%	85%	85%
Services gross margin, GAAP	(24)%	13%	(7)%	23%
Services gross margin, non-GAAP	(9)%	17%	4%	26%
Total gross margin, GAAP	79%	83%	79%	81%
Total gross margin, non-GAAP	82%	84%	82%	82%
Sales and marketing reconciliation:
Sales and marketing, GAAP	5,706	2,456	17,971	8,545
Less: Stock-based compensation expense	692	155	2,128	376
Less: Transaction costs	433	—	433	—
Sales and marketing, non-GAAP	4,581	2,301	15,410	8,169
Sales and marketing as % total revenue, GAAP	14%	8%	12%	9%
Sales and marketing as % total revenue, non-GAAP	11%	8%	10%	8%
Research and development reconciliation:
Research and development, GAAP	16,046	10,192	58,918	32,907
Less: Stock-based compensation expense	2,761	557	11,283	1,497
Less: Transaction costs	425	—	425	—
Research and development, non-GAAP	12,860	9,635	47,210	31,410
Research and development as % total revenue, GAAP	40%	33%	39%	33%
Research and development as % total revenue, non-GAAP	32%	32%	32%	32%
General and administrative reconciliation:
General and administrative, GAAP	16,591	7,072	69,625	22,209
Less: Stock-based compensation expense	4,135	943	16,137	2,827
Less: Charitable donation of Class A common stock	—	—	13,107	—
Less: Transaction costs	1,579	—	1,922	—
General and administrative, non-GAAP	10,877	6,129	38,459	19,382
General and administrative as % total revenue, GAAP	42%	23%	47%	23%
General and administrative as % total revenue, non-GAAP	27%	20%	26%	20%

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating income (loss) reconciliation:
Operating (loss) income, GAAP	(6,837)	5,541	(27,976)	16,095
Plus: Stock-based compensation expense	8,463	1,915	32,727	5,380
Plus: Charitable donation of Class A common stock	—	—	13,107	—
Plus: Internally developed software amortization	166	186	579	316
Plus: Transaction costs	2,491	—	2,834	—
Operating income, non-GAAP	4,283	7,642	21,271	21,791
Operating margin, GAAP	(17)%	18%	(19)%	16%
Operating margin, non-GAAP	11%	25%	14%	22%
Net income (loss) reconciliation:
Net (loss) income, GAAP	(2,071)	(2,956)	(42,273)	3,063
Plus: Stock-based compensation expense	8,463	1,915	32,727	5,380
Plus: Charitable donation of Class A common stock	—	—	13,107	—
Plus: Internally developed software amortization	166	186	579	316
Plus: Change in fair value of warrant liability	—	8,463	18,930	12,714
Plus: Transaction costs	2,491	—	2,834	—
Less: Transaction-related deferred income tax benefit	(4,896)	—	(4,896)	—
Net income, non-GAAP	4,153	7,608	21,008	21,473
Fully diluted net loss per share attributable to Class A and Class B common stockholders, GAAP	$(0.01)	$(0.13)	$(0.34)	$—
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	154,590,978	22,108,775	123,822,838	20,082,338
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.02	$0.34	$0.12	$0.15
Fully diluted Class A and Class B common shares outstanding, non-GAAP	185,476,922	22,108,775	180,589,207	139,885,184

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net cash (used in) provided by operating activities	$(9,956)	$17,378	$16,253	$20,768
Purchase of property and equipment	(69)	(131)	(393)	(399)
Capitalization of internally developed software	(581)	(153)	(1,452)	(874)
Non-GAAP free cash flow	$(10,606)	$17,094	$14,408	$19,495